UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

HANRYU HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-41763	88-1368281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +82-2564-8588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	HRYU	NASDAQ (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 26, 2024, TaeHoon Kim, the Chief Technology Officer and Vice President of Hanryu Holdings, Inc. (the “Company”) sent an email to limited numbers of shareholders of the Company attached hereto as Exhibit 99.1, advising those shareholders of the Company that he is a newly appointed Chief Executive Officer and President of the Company.

On the same day, Changhyuk Kang, the Chief Executive Officer, President and Director of the Company sent an email to limited numbers of shareholders of the Company attached hereto as Exhibit 99.2, informing those shareholders of the Company regarding the unlawful alleged resolution by the board of directors (the “Board) of the Company and advising those shareholders of the Company that TaeHoon Kim is not an interim Chief Executive Officer of the Company.

Item 9.01 Financial Statement and Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	EMAIL FROM TAEHOON KIM DATED FEBRUARY 26, 2024 AND ITS ENGLISH TRANSLATION
99.2	EMAIL FROM CHANGHYUK KANG DATED FEBRUARY 26, 2024 AND ITS ENGLISH TRANSLATION
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANRYU HOLDINGS, Inc.

February 29, 2024	By:	/s/ Changhyuk Kang
	Name:	Changhyuk Kang
	Title:	CEO